Exhibit 10.07

EXECUTION COPY

SHARE SECURITY ESCROW AGREEMENT

This Share Security Escrow Agreement (this “Agreement”), dated as of January 8, 2010, is entered into by and among Seyfarth Shaw LLP, as escrow agent (the “Escrow Agent”), ONE Bio, Corp., a Florida corporation (the Company”), and ONE-V Group, LLC, a limited liability company having a business address in the State of Florida, Michael Weingarten, an individual residing in the State of Florida, and Jeanne Chan, an individual residing in the State of Florida (each a “Pledgor” and collectively, the “Pledgors”), and each of the individuals and entities listed or to be listed on Schedule 1 attached to this Agreement (each a “Pledgee,” and collectively, the “Pledgees”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase and Registration Rights Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company, and the Pledgees, the Company has requested that the Pledgees make convertible loans available to the Company and the Pledgees have agreed to make such convertible loans available to the Company as set forth in the Purchase Agreement;

WHEREAS, in order to induce the Pledgees to provide the financial accommodations described in the Purchase Agreement, the Company has agreed to issue to the Pledgees additional warrants (collectively, the “Additional Warrants”) to purchase an aggregate of [49,366] shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, in order to further induce the Pledgees to provide the financial accommodations described in the Purchase Agreement, the Pledgors have agreed to enter into that certain Shareholder Pledge and Security Agreement, dated as of the date hereof (the “Pledge Agreement”), and pledge and grant to the Pledgees a security interest in an aggregate of 6,000,000 shares (the “Pledged Stock”, which together with the Additional Warrants, are hereinafter referred to as the “Escrowed Shares”) of the Company’s Common Stock owned by the respective Pledgor in the amounts set forth in Schedule 2 attached to the Pledge Agreement; and

WHEREAS, the Company, the Pledgees and the Pledgors have agreed that the Pledged Stock and the Additional Warrants will be held in the escrow by the Escrow Agent until released in accordance with the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.   Definitions.  Each capitalized term used herein and not specifically defined herein shall have the meaning given to such term in the Pledge Agreement.

2.   Escrow Agent’s Appointment and Duties; Escrow Fees.

(a)   The Company, the Pledgees and the Pledgors hereby appoint the Escrow Agent as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment.  The Escrow Agent’s duties hereunder are limited solely to (i) holding the Escrowed Shares and the delivery of the same as provided herein, (ii) giving notices to the Company, the Pledgees and the Pledgors as provided herein, and (iii) such other duties as are specifically set forth herein.  No duties or obligations not expressly set forth herein shall be implied to the Escrow Agent.  The Escrow Agent shall not be bound in any way by any agreement or contract between or among the Company, the Pledgees and the Pledgors, other than this Agreement, whether or not the Escrow Agent has knowledge of any such agreement or contract.  In performing its duties under this Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall have no liability except for the Escrow Agent’s willful misconduct or gross negligence.  In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be charged with knowledge or notice of any notice, fact or circumstance not specifically set forth herein or in any notices given to it in accordance with the notice provisions of this Agreement.  The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent by any party to this Agreement.  The Escrow Agent shall be entitled to seek the advice of legal counsel with respect to any matter arising under this Agreement and the Escrow Agent shall have no liability and shall be fully protected with respect to any action taken or omitted pursuant to the advice of such legal counsel and in accordance with the provisions of this Agreement.  The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with the escrow account or this Agreement, or to appear in, prosecute or defend in any such legal action or proceedings. The Escrow Agent shall be entitled to rely upon and shall be fully protected in acting on any request, instruction, statement or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information set forth therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement.

(b)   The Escrow Agent shall be reimbursed upon request for its reasonable expenses, including reasonable attorneys’ fees and expenses, incurred by it in the performance of its duties under this Agreement, which fees and expenses shall be paid to the Escrow Agent by the Company.

3.   Escrowed Shares.  Simultaneously with the execution and delivery hereof, the Pledgors have deposited in escrow with the Escrow Agent certificates representing the Escrowed Shares.  The Escrow Agent hereby acknowledges receipt of the Escrowed Shares.

4.   Disbursement of Escrowed Shares.  The Escrow Agent shall retain possession of the Escrowed Shares except as follows:

(a)   Upon the appointment of a successor Escrow Agent pursuant to Section 5(b) of this Agreement, the Escrow Agent shall promptly disburse all remaining Escrowed Shares to such successor Escrow Agent.

(b)   Upon receipt of joint written directions delivered by all of the Pledgees and all of the Pledgors to the Escrow Agent, the Escrow Agent shall disburse the Pledged Stock as provided in such written directions.

(c)   Upon receipt of joint written directions delivered by the Company and all of the Pledgees to the Escrow Agent, the Escrow Agent shall disburse the Additional Warrants as provided in such written directions.

(d)   Upon receipt of written directions delivered by either all of the Pledgees or all of the Pledgors to the Escrow Agent, the Escrow Agent shall (i) provide written notice to the non-requesting parties (which shall not include the Company) of the Escrow Agent’s receipt of such written directions and (ii) disburse the Pledged Stock as provided in such written directions; provided, however, in the event that the Escrow Agent receives written notice from any of the non-requesting parties within fifteen (15) business days after the Escrow Agent sends its notice to the non-requesting parties of the Escrow Agent’s receipt of such written directions, that the non-requesting party(ies) objects to the release of the Pledged Stock, the Escrow Agent shall thereafter only disburse such requested amount of the Pledged Stock in accordance with Section 6 hereof.

(e)   Upon receipt of written directions delivered by either the Company or all of the Pledgees to the Escrow Agent, the Escrow Agent shall (i) provide written notice to the non-requesting parties of the Escrow Agent’s receipt of such written directions and (ii) disburse the Additional Warrants as provided in such written directions; provided, however, in the event that the Escrow Agent receives written notice from any of the non-requesting parties within fifteen (15) business days after the Escrow Agent sends its notice to the non-requesting parties of the Escrow Agent’s receipt of such written directions, that the non-requesting party(ies) objects to the release of the Additional Warrants, the Escrow Agent shall thereafter only disburse such requested amount of the Additional Warrants in accordance with Section 6 hereof.

(f)   Upon receipt of a final and non-appealable order of a court of competent jurisdiction instructing it to disburse all or any portion of the Escrowed Shares, the Escrow Agent shall promptly so disburse the specified Escrowed Shares and/or funds in accordance with said final and nonappealable order.

In determining whether to disburse the Escrowed Shares from time to time in accordance with the above-stated provisions of this Section 4, the Escrow Agent shall be entitled to rely conclusively upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof.  For all purposes under this Agreement, the Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any Person signing such instrument or purporting to give any notice hereunder has been duly authorized to do so.

Any portion of the Escrowed Shares released and delivered from time to time by the Escrow Agent under Section 4 hereof shall cease to be a part of the Escrowed Shares at the time of release and delivery thereof.

5.   Other Provisions Regarding the Escrow Agent.

(a)   Indemnification of Escrow Agent.  The Company agrees to defend, indemnify and hold the Escrow Agent and each of its agents and employees harmless from and against all costs, claims, losses and expenses (including reasonable attorneys’ fees and expenses) incurred directly or indirectly by the Escrow Agent or any of such persons directly or indirectly in connection with this Agreement or the performance of the Escrow Agent’s duties hereunder or any failure or omission to perform such duties, except with respect to actions or omissions taken or suffered by the Escrow Agent resulting from the willful misconduct or gross negligence of the Escrow Agent.  Upon the written request of the Escrow Agent, the Company agrees to assume the investigation and defense of any claim brought against the Escrow Agent in connection with the performance of its duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent resulting from the willful misconduct or gross negligence of the Escrow Agent.  Notwithstanding the foregoing, the Escrow Agent shall have the right to employ separate counsel with respect to any such claim and participate in the investigation and defense thereof in the event that the Escrow Agent shall have been advised by legal counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and the Company agrees to pay the reasonable costs and expenses of such separate counsel.  The Escrow Agent may, in good faith, act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of legal counsel which may be selected by it and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.  The provisions of this Section 5(a) shall survive the discharge or resignation of the Escrow Agent or the termination of this Agreement.  All references in this Section 5(a) to the Escrow Agent shall be deemed to include its employees and agents.

(b)   Escrow Agent Representation of Pledgees.  The Company and the Pledgors (i) hereby acknowledge and agree (A) that the Escrow Agent in the past has represented the Pledgees in this and other transactions and may do so in the future and (B) that the Escrow Agent may represent the Pledgees in disputes with the Pledgors or the Company, and (ii) waive any right to object to such representation by reason of Seyfarth Shaw LLP acting as escrow agent.

(c)   Replacement or Resignation of Escrow Agent.

(i)          Resignation of Escrow Agent.  The Escrow Agent may resign, at any time, and be discharged of the obligations created by this Agreement by executing and delivering to the Company, the Pledgees and the Pledgors written notice of its resignation as Escrow Agent hereunder and specifying the date on which such resignation is intended to take effect (which date must be at least thirty (30) days subsequent to the date on which such notice is given).  Upon receiving such notice of resignation, the Company, the Pledgees and the Pledgors shall endeavor to agree upon a successor Escrow Agent to be appointed by written instrument executed by the Company, the Pledgees and the Pledgors, a copy of which instrument shall be delivered to the successor Escrow Agent (with the additional copies being retained by the Company, the Pledgees and the Pledgors).  The resignation of the Escrow Agent shall become effective only upon the acceptance of appointment by the successor Escrow Agent; provided, however, that if a successor Escrow Agent has not accepted its appointment within thirty (30) days after notice of resignation or removal has been given, then the Escrow Agent may, at the expense of the Company, tender into the custody of any court of competent jurisdiction all assets then held by it hereunder and notify the Company, the Pledgees and the Pledgors of such deposit and shall thereupon be relieved of all further duties and obligations under this Agreement.  The Escrow Agent shall have no responsibility to appoint a successor Escrow Agent hereunder.

(ii)         Discharge of Escrow Agent.  At any time, the Company, the Pledgees and the Pledgors may discharge the Escrow Agent by executing and delivering to the Escrow Agent written notice of its discharge as Escrow Agent hereunder and specifying (A) the date when such discharge shall take effect and (B) who the successor Escrow Agent is, if any, in which event the Escrow Agent will be discharged of its duties and obligations as of such specified date.

(iii)        Successor Escrow Agent.  If the Escrow Agent shall be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body or agency because of insolvency or bankruptcy or for any other reason, a vacancy shall forthwith exist in the office of Escrow Agent, and within a period of thirty (30) days thereafter, a successor shall be appointed by the Company, the Pledgees and the Pledgors.

(iv)        Instruments in Writing.  Appointments made by the Company, the Pledgees and the Pledgors under this Section 5(b) shall be made by an instrument or instruments in writing.  Copies of each instrument shall be delivered by the Company, the Pledgees and the Pledgors to the predecessor Escrow Agent and to the successor Escrow Agent so appointed.

(v)         Successor Escrow Agents.  Any successor Escrow Agent appointed hereunder shall execute, acknowledge and deliver to the Company, the Pledgees and the Pledgors an instrument accepting such appointment hereunder, and thereupon such successor Escrow Agent, without any further act, deed or conveyance, shall become duly vested with all of the property, rights, powers, trusts, duties and obligations of its predecessor hereunder, with the same effect as if originally named Escrow Agent.  Notwithstanding any other provision of this Agreement, upon request of such successor Escrow Agent, the Escrow Agent ceasing to act and the Company, the Pledgees and the Pledgors shall execute and deliver an instrument transferring to such successor Escrow Agent all the property, rights, powers and trusts created hereby of the Escrow Agent so ceasing to act hereunder, and the Escrow Agent so ceasing to act shall immediately transfer to the successor Escrow Agent the Escrowed Shares then held by it hereunder.

6.   Dispute Resolution.

(a)   Any dispute which may arise under this Agreement with respect to the rights of the parties hereunder shall be settled by mutual agreement of the parties hereunder involved (evidenced by a certificate furnished to the Escrow Agent, signed by such parties).  If the parties hereunder involved in such dispute are unable to come to a mutual agreement with respect to such dispute under this Agreement, such dispute shall be submitted by such parties to a court of competent jurisdiction in the State of New York to resolve such dispute.  Upon receipt of a final and non-appealable order of a court of competent jurisdiction with respect to release of all or any portion of the Escrowed Shares, the Escrow Agent shall deliver the portion of the Escrowed Shares specified in such final and non-appealable order to the Company, the Pledgees and/or the Pledgors as directed in such order pursuant to Section 4(d) hereof.

(b)   In the event of any disagreement between or among the parties to this Agreement or between or among them or any other person(s) resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Agreement, the Escrow Agent shall be entitled, at the option of the Escrow Agent, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue.  Anything herein to the contrary notwithstanding, the Escrow Agent shall not be or become liable to such parties or any of them for the failure of the Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties.

(c)   The Escrow Agent shall be entitled to continue to refrain and refuse to act hereunder, as stated above, unless and until:

(i)          the rights of such parties have been finally settled by binding arbitration or duly adjudicated in a court having jurisdiction of the parties; or

(ii)         the parties have reached an agreement resolving their differences and have notified the Escrow Agent in writing executed by both parties of such agreement and have provided the Escrow Agent with indemnity satisfactory to the Escrow Agent against any liability, claims or damages resulting from compliance by the Escrow Agent with such agreement.

Notwithstanding anything to the contrary herein provided, in the event of any dispute or disagreement as described above, the Escrow Agent shall have the right, in addition to the rights described above and at the election of the Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all property held under this Agreement and may take such other legal action as may be appropriate or necessary, in the opinion of the Escrow Agent.  Upon such tender, the parties hereto agree that the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation hereunder earned prior to such filing and discharge of the Escrow Agent of its duties hereunder.

7.   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York, applicable to contracts entered into and to be performed wholly within said State.

8.   Modification or Waiver.  The terms and provisions of this Agreement may only be modified or waived by a writing executed and delivered by all parties hereto.

9.   Notices.  All notices, demands, approvals, consents, elections or other communications permitted or required to be given hereunder (the “Communications”) shall be in writing and sent via facsimile, receipt confirmed, certified mail, return receipt requested, postage prepaid, or by hand delivery or by overnight courier service. Communications shall be deemed given upon receipt.  Communications shall be addressed as follows:

If to the Company:

ONE Bio, Corp.
8525 NW 53rd Terr., Suite C101
Doral, Fl 33166

If to the Pledgors:

[Need contact information]

If to the Pledgees:

Udi Toledano
100 Executive Drive
Suite 330
West Orange, NJ 07052
Facsimile:

If to the Escrow Agent:

Seyfarth Shaw LLP
620 Eighth Avenue
New York, NY 10018-1405
Attention: David Warburg, Esq.
Facsimile: (212) 218-5526

or to such address as any party may from time to time specify in writing to the others.  If any such Communication is given by hand delivery, the Person to whom such Communication is given shall, if requested, acknowledge receipt of such Communication and the date of such receipt on a copy of such Communication.

10.   Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but shall not create any rights in any third parties.  No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.

11.   Entire Agreement; Amendments.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the parties hereto, whether written or oral, which may have related to the subject matter hereof in any way.  This Agreement may be amended, or any provision of this Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by the Company, the Pledgees, the Pledgors and the Escrow Agent; provided that additional Pledgees that enter a Purchase Agreement with the Company after the date hereof may be added as parties to this Agreement and any updates to Schedule 1 to reflect such additional Pledgees shall not be considered an amendment of this Agreement for purposes hereof.  No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Agreement of any rights or obligations of any party hereto under or by reason of this Agreement.

12.   Severability.  The parties hereto agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

13.   Pronouns.  The use of pronouns, including, “his,” “hers,” or “its,” shall not be construed to limit those provisions to any particular type of party; all pronouns shall be deemed to refer to all persons and entities.

14.   Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

15.   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be considered an original but all of which together shall be deemed to constitute one and the same document.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PLEDGORS:

ONE-V Group, LLC

By:
Name:
Title:

Michael Weingarten

Jeanne Chan

PLEDGEE:

By:
Udi Toledano

ESCROW AGENT:

SEYFARTH SHAW LLP

By:
Name:
Title:

THE COMPANY:

ONE BIO, CORP.

By:
Name:
Title:

Schedule 1

Pledgee:

1. Udi Toledano

Schedule 2

Escrowed Shares

Pledged Stock:

1.           ONE-V Group, LLC – 3,200,000 shares of the Company’s Common Stock

2.           Michael Weingarten – 2,000,000,000 shares of the Company’s Common Stock

3.           Jeanne Chan – 800,000 shares of the Company’s Common Stock

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